UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 30, 2015

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INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On November 30, 2015, the Company held its 2015 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 21,105,174 shares of the Company's common stock, par value $0.002 per share, were entitled to vote as of the close of business on October 14, 2015, the record date for the Annual Meeting. The holders of 17,466,360 shares of common stock, a majority, were present in person or represented by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. The proposals are described in detail in the Company's definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders on or about October 26, 2015.  Set forth below is the matters acted upon by the Company's shareholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 – To elect three Class I directors for a three year term to serve until the 2018 Annual Meeting of Stockholders
The Company's shareholders voted for the election of the three Class I directors to serve until the 2018 Annual Meeting of Stockholders.  The final voting results were as follows:
			Broker
	For	Withheld	Non-Votes
E. Gerald Kay	12,290,864	153,732	5,021,764
Riva Sheppard	12,290,889	153,707	5,021,764
Carl DeSantis	12,291,389	153,207	5,021,764

Proposal No. 2 – To ratify the appointment of the Company's independent auditors for the fiscal year ending June 30, 2016
The Company's shareholders voted in favor of ratifying the appointment of Friedman, LLP as the Company's independent auditors for the fiscal year ending June 30, 2016. The final voting results were as follows:

For	Against	Abstain
17,392,778	44,188	29,394

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2015                                                                                                                INTEGRATED BIOPHARMA, INC.
By:	/s/ Dina L. Masi Dina L. Masi Chief Financial Officer

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